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                                                                    EXHIBIT 21.1

                            GLOBAL TELESYSTEMS, INC.
                              LIST OF SUBSIDIARIES



NAME                                                         JURISDICTION
GTS European Telecommunications Corp.                        Delaware
Netcom Holding Limited                                       United Kingdom
Netcom Internet Ltd.                                         United Kingdom
GTS Slovakia s.r.o.                                          Slovakia
Global TeleSystems Europe B.V.                               Netherlands
Global TeleSystems Europe Holdings B.V.                      Netherlands
Global TeleSystems (Nederland) BV                            Netherlands
Swift Global Netherlands BV                                  Netherlands
Interaktieve Media Services BV                               Netherlands
IMS Plus Beheer BV                                           Netherlands
Ebone North America, Inc.                                    Delaware
GTS Carrier Services (Spain) S.L.                            Spain
GTS Carrier Services (Switzerland) GmbH                      Switzerland
GTS Transatlantic Limited                                    Ireland
GTS Network (Ireland) Ltd.                                   Ireland
GTS TransAtlantic Holdings Ltd.                              Bermuda
GTS Network Services (Belgium) B.V.B.A.                      Belgium
Ebone Broadband Services Ltd.                                Ireland
Ebone (Germany) GmbH                                         Germany
GTS Carrier Services (France) Sarl                           France
GTS Carrier Services (Italy) s.r.l.                          Italy
GTS Carrier Services (Denmark) Aps                           Denmark
GTS Business Services (Portugal) LDA                         Portugal
Ebone (Nederland) B.V.                                       Netherlands
GTS Carrier Services (Sweden) AB                             Sweden
GTS Carrier Services (UK) Limited                            United Kingdom
Ebone A/S                                                    Denmark
Global TeleSystems (Denmark) AS                              Denmark
GTS Carrier Services (Czech) s.r.o.                          Czech Republic
GTS Carrier Services (Slovakia) sro                          Slovakia
Global TeleSystems (Norge) AS                                Norway
Global TeleSystems (Sverige) AB                              Sweden
Global TeleSystems (Austria) GmbH                            Austria
GTS Italia Srl                                               Italy
GTS Carrier Services, Inc.                                   Delaware
NetSource Europe asa                                         Norway
Global TeleSystems Group Norge AS                            Norway
GTS Danmark AS                                               Denmark
GTS Benelux BV                                               Netherlands
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Global TeleSystems (Luxembourg) SARL                         Luxembourg
Westcom Gesellschaft fur Telekommunikation GmbH              Germany
GTS Business Services (Ireland) Ltd.                         Ireland
Global TeleSystems (Belgium) S.A.                            Belgium
Global TeleSystems (Europe) Limited                          United Kingdom
GTS Access Services (UK) Limited                             United Kingdom
Global TeleSystems (Property) Ltd.                           United Kingdom
Esprit Telecom Networks, Ltd.                                United Kingdom
GTS Business Services (UK) Ltd.                              United Kingdom
Global TeleSystems (UK) Limited                              United Kingdom
Esprit Telecom Holdings Ltd.                                 United Kingdom
Esprit Telecom Management Ltd.                               Jersey
Esprit Telecom Europe B.V.                                   Netherlands
Global TeleSystems Holdings GmbH                             Germany
Global TeleSystems (Deutschland) GmbH                        Germany
Global TeleSystems Technical Services GmbH                   Germany
Global TeleSystems Netzwerk Management GmbH                  Germany
Global TeleSystems Netzwerk GmbH & Co.KG                     Germany
Global TeleSystems (Espana) SA                               Spain
Esprit Telecom France SA                                     France
GTS Omnicom SA                                               France
GTS Business Services (Switzerland) SA                       Switzerland
GTS-Hungaro, Inc.                                            Delaware
GTS Hungary Telecommunications Ltd.                          Hungary
GTS Central European Holding and Advisory JSC                Hungary
DataNet Telecom Ltd.                                         Hungary
GTS-Poland, Inc.                                             Delaware
GTS-Czech, Inc.                                              Delaware
GTS Czech a.s.                                               Czech Republic
GTS CzechCom s.r.o.                                          Czech Republic
Golden Telecom, Inc.                                         Delaware